Exhibit 99.1

The Hershey Company
Supplemental Information
Historical Recast of Segment Information
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended	Three Months Ended	Nine Months Ended
	April 4, 2021	July 4, 2021	July 4, 2021	October 3, 2021	October 3, 2021
Net sales:
North America Confectionery	$1,985,416	$1,690,372	$3,675,788	$2,024,243	$5,700,031
North America Salty Snacks	121,418	128,203	249,621	147,108	396,729
International	189,114	170,847	359,961	188,488	548,449
Total	$2,295,948	$1,989,422	$4,285,370	$2,359,839	$6,645,209

Segment income:
North America Confectionery	$642,605	$554,488	$1,197,093	$655,599	$1,852,692
North America Salty Snacks	25,378	26,041	51,419	29,639	81,058
International	27,417	27,559	54,976	19,550	74,526
Total segment income	$695,400	$608,088	$1,303,488	$704,788	$2,008,276

The Hershey Company | Page 1

The Hershey Company
Supplemental Information
Historical Recast of Segment Information
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Twelve Months Ended
	March 29, 2020	June 28, 2020	June 28, 2020	September 27, 2020	September 27, 2020	December 31, 2020	December 31, 2020
Net sales:
North America Confectionery	$1,766,810	$1,503,131	$3,269,941	$1,925,779	$5,195,720	$1,889,140	$7,084,860
North America Salty Snacks	104,415	99,724	204,139	119,855	323,994	114,230	438,224
International	166,092	104,474	270,566	174,195	444,761	181,874	626,635
Total	$2,037,317	$1,707,329	$3,744,646	$2,219,829	$5,964,475	$2,185,244	$8,149,719

Segment income (loss):
North America Confectionery	$573,942	$481,033	$1,054,975	$633,418	$1,688,393	$586,191	$2,274,584
North America Salty Snacks	14,599	20,638	35,237	24,207	59,444	16,401	75,845
International	9,018	(8,053)	965	13,961	14,926	(14,940)	(14)
Total segment income	$597,559	$493,618	$1,091,177	$671,586	$1,762,763	$587,652	$2,350,415

The Hershey Company | Page 2